Exhibit 10.33

FINDER’S FEE AGREEMENT

          THIS FINDER’S FEE AGREEMENT (hereinafter referred to as the “Agreement”) is entered into on this 21st day of December, 2005 (the “Effective Date”), by and between China Hospitals, Inc., a Cayman Islands corporation (the “Company”) and Pin Financial, LLC, a New York limited liability company (“Finder”) (collectively, the “Parties”) and is made with respect to the following facts:

R E C I T A L S

          A.     WHEREAS, the Company is desirous of identifying and establishing material relationships with a proprietary funding source or bona fide underwriter for the attainment of additional capitalization and financing.

          B.     WHEREAS, Finder has certain material relationships with proprietary funding sources and bona fide underwriters.

          C.     WHEREAS, Finder is desirous of providing services to Company in the capacity of a finder to identify potential relationships with proprietary funding sources and bona fide underwriters.

          D.     WHEREAS, the Company is desirous of engaging the services of Finder to identify potential relationships with proprietary funding sources and bona fide underwriters for the attainment of additional capitalization and financing.

          E.     WHEREAS, the Parties hereto are desirous of memorializing their agreement.

          NOW, THEREFORE, upon the premises stated above, and in consideration of the mutual promises, covenants and conditions set forth herein, the Parties hereto mutually agree as follows:

AGREEMENT

1.      CONDITIONS

          1.1     Subject to the terms set forth in the Agreement, Company agrees to engage the services of Finder, and Finder agrees to provide services representing the Company as follows:

TO IDENTIFY CERTAIN: LEGITIMATE PROPRIETARY EQUITY FUNDING SOURCES AND BONA FIDE UNDERWRITERS FOR THE ATTAINMENT OF ADDITIONAL CAPITALIZATION AND FINANCING, AND REFER AND PROMULGATE A MATERIAL RELATIONSHIP BY AND BETWEEN COMPANY AND SUCH ENTITY(IES).

          1.2     Company shall pay to Finder compensation in the form of cash in the amount of 1% of any and all gross funds raised by the Company with the source or underwriter referred by Finder.  The payment to Finder shall be payable upon closing of the transaction(s).

          1.3     Finder shall conduct itself, its agents, employees, representatives, counsels, and affiliates with the highest ethical and moral standards, within the scope of all inherent and applicable laws, regulations, rules, common law, and statutes of the United States, international laws, or any applicable territory of competent jurisdiction.

          1.4     Finder shall be considered an independent contractor and shall not be considered an employee as defined by the Internal Revenue Service.  Finder shall maintain its own facilities, employees, agents, expenses, and hours of operation.  The Company shall forward to Finder on an annual basis IRS form 1099 indicating the aggregate sums paid to and received by Finder for any respective calendar year.  No sums shall be withheld from Finder for tax withholding for any respective funds paid to and received by Finder for a respective period.  Finder has the express and sole responsibility for the filing and payment to all applicable jurisdictional agencies for the collection of taxes and will not look to the Company to withhold any sums for that purpose.

          1.5     Finder is registered with the United States Securities and Exchange Commission as a broker/dealer and is a member of the National Association of Securities Dealers, Inc.

          1.6     The terms of this Agreement shall be non-revocable for a period of 30 days from the Effective Date, at which time this Agreement shall terminate, unless canceled in writing by any party hereto with at least ten calendar days notice prior to the termination of the then current term.

          1.7     Unless otherwise specified herein, all benefits, remuneration, and compensation due Finder shall be non-revocable and shall survive the termination of this Agreement for a period of two years after termination.  All benefits, remuneration, and compensation due Finder from any established material relationships with proprietary funding sources or bona fide underwriters in which the Company did not receive any funds shall accrue for a period of two years from termination of this Agreement.

2.       INDEMNIFICATION

          2.1     Obligations of the Company.  The Company agrees to indemnify and hold harmless Finder, and its affiliates, agents, attorneys, and assigns from and against any and all losses of Finder, directly or indirectly as a result of or based upon or arising from (i) any inaccuracy in any of the representations or warranties made by the Company in or pursuant to this Agreement; and/or (ii) material errors or omissions in representations made by the Company to third-parties.

          2.2     Obligations of the Finder.  The Finder agrees to indemnify and hold harmless the Company, and its affiliates, agents, attorneys, and assigns from and against any and all losses of Company, directly or indirectly as a result of or based upon or arising from (i) any inaccuracy in any of the representations or warranties made by the Finder in or pursuant to this Agreement; and/or (ii) material errors or omissions in representations made by Finder to third-parties expressly concerning Company.

          2.3     Certain Tax Matters.

                    a.     Indemnity by the Company.  The Company agrees to indemnify, defend, and hold harmless the Finder against (i) any Payroll or Income Tax payable by or on behalf of the Company or any of its affiliates for any taxable period ending on or prior to the closing Date, (ii) any deficiencies in any Payroll or Income Tax payable by or on behalf of the Company or any of its affiliates arising from any audit by any taxing agency or authority with respect to any period ending on or period to the Closing Date, (iii) Payroll or Income Taxes of any member of a consolidated or combined tax group of which the Company or any of its affiliates is, or was at any time, a member, for which Finder is jointly or severally liable as a result of inclusion in such group, (iv) any claim or demand for reimbursement or indemnification resulting from any transfer by the Company prior to the closing of any tax benefits or credits to any other Person.

                    b.     Audit Matters.  The Company shall have the responsibility for, and the right to control, at the Company’s expense, the audit (and disposition thereon) of any tax return relating to the periods ending after the Closing date and to participate in and approve the disposition of the audit of any tax return relating to the periods ending after the Closing Date if such audit or disposition thereof could give rise to a claim for indemnification hereunder.

          2.4     Procedure.

                    a.     Notice.  Any Party seeking indemnification with respect to any Loss shall give notice to the Party required to provide indemnity hereunder (the “Indemnifying Party”).

                    b.     Defense.  If any claim, demand, or liability is asserted by any third party against an indemnified party, the indemnifying party shall upon written request of the Indemnified Party, defend any actions or proceedings brought against the Indemnified Party in respect of matters embraced by the indemnity, but the indemnified party shall have the right to conduct and control the defense, compromise or settlement of any Indemnifiable Claim if the Indemnified Party chooses to do so, on behalf of and for the account and risk of the Indemnifying Party who shall be bound by the result so obtained to the extent provided herein.

          If after a request to defend any action or proceeding, the Indemnifying Party neglects to defend the Indemnified Party, a recovery against the latter suffered by it in good faith, is conclusive in its favor against the Indemnifying Party, provided however that, if the Indemnifying Party has not received reasonable notice of the action or proceeding against Indemnified Party, or is not allowed to control its defense, judgment against the Indemnified Party is only presumptive evidence against the Indemnifying Party.

          Each Party hereto to the extent that it is or becomes an Indemnifying Party, hereby stipulates that a judgment again an Indemnified Party shall be conclusive against the Indemnifying Party for purposes of the indemnification, unless specified otherwise above, the Parties shall cooperate in the defense of all third party claims, which may give rise to indemnifiable claims hereunder. In connection with the defense of any claim, each party shall make available to the party controlling such defense, any books, records or other documents within its control that are reasonably requested in the course of such defense and necessary or appropriate for such defense.

          2.5     Survival.  This Section 2 shall survive any termination of this Agreement. This indemnification shall further survive the Closing and shall remain in effect for a period of the latter of two years after the date of termination of this Agreement.  Any matter as to which a claim has been asserted by notice to another Party that is pending or unresolved by the end of any applicable limitation period shall continue to be covered by this Section 2 notwithstanding any applicable statute of limitations (which the Parties hereby waive) until such matter is finally terminated or otherwise resolved by the Parties under this Agreement or by a court of competent jurisdiction any amounts payable hereunder are finally determined and paid.

          2.6     Notice by Company.  The Company agrees to notify Finder of any liabilities, claims or misrepresentations, breaches or other matters covered by this Section 2 upon discovery or receipt of notice thereof (other than from Finder), whether before or after the termination of this Agreement.

          2.7     Notice by Finder.  The Finder agrees to notify Company of any liabilities, claims or misrepresentations, breaches or other matters covered by this Section 2 upon discovery or receipt of notice thereof (other than from Company), whether before or after the termination of this Agreement.

          2.8     Not Exclusive Remedy.  This Section 2 shall not be deemed to preclude or otherwise limit in any way the exercise of any other rights or pursuit of other remedies for the breach of this Agreement or with respect to any misrepresentation.

3.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          3.1     Noncircumvention.  The Company agrees not to independently solicit any contacts introduced to them by Finder for the sole purpose of circumventing this Agreement.

          3.2     Representation of the Company.  The Company hereby represents and warrants to Finder that the representations it has made to Finder about its business are true and correct and accurately reflects the Company’s current financial and intended business affairs.

4.       MISCELLANEOUS

          4.1     Consent to Amendments.  This Agreement may be amended only by agreement in writing of all parties hereto.  No course of dealing between the Company and Finder nor any delay in exercising any rights hereunder shall operate as a waiver of any rights of the Company or Finder.

          4.2     Expenses.  Each party to this Agreement shall bear their own legal fees incurred in the negotiation and preparation of this Finder’s Fee Agreement and the services to be rendered hereunder.

          4.3     Survival of Representations and Warranties.  All representations and warranties contained herein or made in writing by the Company or Finder in connection herewith shall survive the execution and delivery of this agreement, the sale and purchase of the shares and any disposition thereof for the duration of the indemnification period.

          4.4     Specific Performance: Severability.

                    a.     The Parties hereto acknowledge and agree that irreparable damage would occur in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and that such damage would not be compensable in money damages and that it would be extremely difficult or impracticable to measure the resultant damages.  It is accordingly agreed that any party hereto shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, in addition to any other remedy to which it may be entitled to at law or equity, and such party that is sued for breach of this Agreement expressly waives any defense that a remedy in damages would be adequate and expressly waives any requirement in an action for specific performance for the posting of a bond by the party bringing such action.

                    b.     Should any part of this Agreement be declared or held invalid for any reason, such invalidity shall not affect the validity of the remainder of the Agreement, which shall continue in full force and effect.  Further, the Parties hereby agree to immediately adopt, in writing, a substitute provision designed to implement the Parties original intent herein, while fully complying with the rule, statutes, or ruling under which the previous provision was stricken or unenforceable.

          4.5     Further Assurances.  The Parties hereto shall do and perform or cause to be performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments or documents as any other party may reasonably request form time to time to carry out the intent and purposes of this Agreement.

          4.6     Assignability.  Neither this Agreement nor any rights or obligations hereunder are assignable.  Finder expressly reserves the right to assign the funds due and payable hereunder at its sole discretion.  This agreement creates rights and duties between the Parties hereto only, and no third party shall have any rights hereunder.

          4.7     Notices.  Any notice, request, instruction, or other document required by the terms of this Agreement, or deemed by any of the Parties hereto to be desirable, to be given to any other Party hereto shall be in writing and shall be given by facsimile, personal delivery, overnight delivery, or mailed by registered or certified mail, postage prepaid, with return receipt requested, to the following addresses:

Company’s address for notice is:	China Hospitals, Inc.
Attn: Frank Hu, C.E.O.
Suite 2501, China World Tower, West Building
1 Jian Guo Men Wai Avenue
Beijing 100004, PRC
Telephone: 011-86-10-65059999
Facsimile: 011-86-10-65059468

Finder address for notices is:	Pin Financial, LLC
Attn: Ulderico Conte
165 East 35th Street, Suite 7F
New York, NY 10016
Telephone: 917/370-8369
Facsimile: 646/216-9177

          The persons and addresses set forth above may be changed from time to time by a notice sent as aforesaid.  If notice is given by facsimile, personal delivery, or overnight delivery in accordance with the provisions of this Section, said notice shall be conclusively deemed given at the time of such delivery.  If notice is given by mail in accordance with the provisions of this Section, such notice shall be conclusively deemed given seven business days after deposit thereof in the United States mail.

          4.8     Attorney’s Fees.  In the event that any of the parties must resort to legal action in order to enforce the provisions of the Agreement or to defend such suit, the prevailing party shall be entitled to reimbursement from the non-prevailing party for all reasonable attorney’s fees and all other costs incurred in commencing or defending such suit.

          4.9     Entire Agreement.  The provisions described herein are the entire agreement between the parties and supersede all previous communications, representations, and agreements whether verbal or written between the parties regarding the subject matter hereof.

          4.10   Successors and Assigns.  Each covenant and condition of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors, and assigns.

          4.11   Governing Law and Venue.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York which would apply if both Parties were residents of New York and this Agreement was made and performed in New York.  In any legal action involving this Agreement or the Parties’ relationship, the Parties agree that the exclusive venue for any lawsuit shall be in the state or federal court located within the County of Nassau, New York.  The Parties agree to submit to the jurisdiction of the state and federal courts located within Nassau County, New York.  The Parties agree to waive trial by jury.

          4.12   No Oral Change; Amendment.  This Agreement may only be changed or modified and any provisions hereof may only be waived in or by a writing signed by the party against whom enforcement of any waiver, change or modification is sought.  This Agreement may only be amended in writing by mutual consent of the Parties.

          4.13   Interpretation.  This Agreement shall be construed as a whole and in accordance with its fair meaning.  This Agreement and all the schedules and exhibits incorporated herein by reference shall be interpreted in accordance with the laws of the Sate of New York and will be deemed to have been executed in the State of New York.

          4.14   Waivers.  If any party shall at any time waive any rights hereunder resulting from any breach by any party of any of the provisions of this Agreement, such waiver is not be construed as a continuing waiver of their breaches of the same or other provisions of this Agreement.  Resort to any remedies referred to herein shall not be construed as a waiver of any other rights and remedies for which any party is entitled under this Agreement or otherwise.

          4.15   Counterparts.  This Agreement may be executed in any number of counterparts, each of which is considered to be an original, but all of which together are one and the same documents.  Any changes, handwritten or otherwise, must be signed by all signatories, or successor(s) or assign(s) thereto.

          4.16   Facsimile Signatures.  The Parties hereto agree that this Agreement may be executed by facsimile signatures and such signatures shall be deemed originals.

          4.17   Confidentiality.  Finder and Company acknowledge that each will have access to proprietary information regarding the business operations of the other and agree to keep all such information secret and confidential and not to use or disclose any such information to any individual or organization without the non-disclosing parties prior written consent.  It is hereby agreed that from time to time Finder and Company may designate certain disclosed information as confidential for purposes of this Agreement.

          4.18   Time of Essence.  Time is hereby declared of the essence for the performance of all the conditions and obligations under this Agreement.

[SIGNATURE PAGE FOLLOWS]

          IN WITNESS WHEREOF, the Parties hereto, through their authorized signatories, have executed this Agreement in multiple counterparts and have set their hands to same, intending to be legally bound thereby, as of the day and year above written.

“Company”

CHINA HOSPITALS, INC.,
A CAYMAN ISLANDS CORPORATION

/s/ Frank Hu

BY:	Frank Hu
ITS:	CEO

“Finder”

PIN FINANCIAL, LLC,
A NEW YORK LIMITED LIABILITY COMPANY

/s/ Rico Conte

BY:	Rico Conte
ITS:	President